PCMC
PUBLIC COMPANY MANAGEMENT CORPORATION

CONTRACT FOR SERVICES

22nd amendments

The following constitutes an agreement (the "**Agreement**"), effective as of October 19th, 2009 (the "**Effective Date**"), by and among GoPublicToday.com, Inc., ("**GPT**") and Public Company Management Services, Inc. ("**PCMS**" and collectively with GPT, the "**Company**"), both located at 5770 El Camino Road, Las Vegas, NV 89118, and the following company (hereinafter referred to as the "**Client**"):

COMPANY:	W.G. Chase, LLC dba The Golf Agency	
ADDRESS:	1021 N. Sepulveda – Suite G	202 Tank Farm Road – Suite E2
CITY/STATE/ZIP:	Manhattan Beach, CA 90266	San Luis Obispo, CA 93401
CONTACT PERSON:	Mr. Steve Abram and Mr. Mike Abram	
TELEPHONE:	**310-796-9422 V 310-796-9423 F - 805-595-4033 V 805-595-4038**	

The Company hereby agrees to provide advice and assistance to Client in conjunction with the sale of securities issued by Client to investors as set forth in the attached Roadmap of Services™ (the "**Roadmap**"). It is understood that THE COMPANY IS NOT REGISTERED AS A BROKER-DEALER AND WILL NOT FUNCTION AS AN UNDERWRITER OR SALES AGENT OR FINDER.THE COMPANY WILL HAVE NO CONTACTS WITH INVESTORS.THE COMPANY WILL ONLY CONSULT WITH CLIENT AS TO HOW CLIENT MAY SELL ITS OWN SECURITIES AND WILL BE PAID ONLY FOR ITS CONSULTING SERVICES. Client understands and agrees that it is not contracting for sales or distribution services. In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by the Company and Client, both parties agree as follows:

1. Client Activities and Company Services. The following paragraphs together with the Roadmap outline the activities Client will undertake and the services that the Company will provide. Only those services that are requested by Client and required or advisable in the opinion of GPT will be performed. Client understands that the services may be provided in an order different than set forth below (or in the Roadmap) or simultaneously.

- **Corporate Structure.** The Company has reviewed documents that show the Client has the means to become a fully reporting and publicly traded entity. Client authorizes GPT to identify professional service providers such as lawyers and accountants to act as necessary to conduct a review of the corporate records, identify deficiencies, and recommend corrective actions required during the engagement period to build out the founders round. Client understands that Client will be required to engage Client's own corporate/securities attorney to assist client in matters regarding its corporate structure and suitability for becoming a fully reporting, publicly traded company so that the companies can be housed via a parent company.

- **Founders Round Offering.** Client intends to and shall use reasonable efforts to complete the offer and sale of the Client's common stock (the "**Securities**") through a seed capital and/or founders offering to up to ten (10) persons that have a substantial preexisting business relationship with Client in an offering under Section 4(2) of the Securities Act of 1933, as amended (the "**Securities Act**" or the "**1933 Act**") on a date (the "**Founding Completion Date**") no later than sixty (60) days following the Effective Date. GPT will provide management consulting services to Client as set forth in the Roadmap for purposes of Client engaging in such seed capital and/or founders round offering(s). Client authorizes GPT to identify independent professional service providers such as lawyers and accountants as necessary, which Client shall interview and approve in its discretion, to prepare corporate documentation and offering documents, qualify Securities issued by Client under exemptions from registration with the United States Securities and Exchange Commission (the "**SEC**") and state regulatory agencies, provide advice and representation to Client, and otherwise represent and assist Client in such offering.

- **Regulation D Offering.** Client intends to and shall use reasonable efforts to complete the offer and sale of its free-trading Securities to at least sixty-five (65) persons pursuant to Rule 504 of Regulation D under the Securities Act and the qualification of such offering under the state securities laws of each state in which any Securities are offered or sold on a date (the "**Reg D Completion Date**") no later than one hundred eighty (180) days following the Effective Date. GPT will provide management consulting services to Client as set forth in the Roadmap for

purposes of Client engaging in such Regulation D offering. Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities brokers as necessary, which Client shall interview and approve in its discretion, to prepare corporate documentation and offering documents, qualify Securities issued by Client under Regulation D under the Securities Act and exemptions under state securities laws, provide advice and representation to Client, and otherwise represent and assist Client in such offering.

- **Registration under the Exchange Act**. Client intends to and shall use reasonable efforts to file a registration statement under Section 12(g) of the Exchange Act of 1934, as amended (the "**Exchange Act**") on a date (the "**Filing Date**") no later than two hundred twenty-five (225) days following the Effective Date. Section 12(g) provides that such registration statement shall become effective sixty days after filing with the SEC (the "**Effective Date**"). GPT will provide management consulting services to Client as set froth in the Roadmap for purposes of Client filing such registration statement. Client authorizes GPT to identify independent professional service providers such as lawyers and accountants, which Client shall interview and approve in its discretion, to prepare corporate documentation and registration statements, provide advice and representation to Client, and otherwise represent and assist Client in such registration.

- **Market Listing or Quotation.** Client intends to and shall use reasonable efforts to obtain a listing or quotation, as applicable, of the Securities for trading on one of the following "**Trading Markets**": (i) New York Stock Exchange; (ii) American Stock Exchange; (iii) NASDAQ National Market System; (iv) NASDAQ SmallCap Market; or (v) NASD OTC Bulletin Board (for whichever one of the foregoing the Client qualifies at the time in order of priority with 1 being the highest priority), on a date (the "**Trading Date**") no later than three hundred forty-five (345) days following the Effective Date. GPT will provide management consulting services to Client as set forth in the Roadmap for purposes of Client obtaining such listing or quotation. The Client shall do all things necessary to maintain such listing or quotation and will comply in all material respects with the Client's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority ("**FINRA**", formerly the National Association of Securities Dealers) and such exchanges, as applicable. Client authorizes GPT to identify independent professional service providers such as lawyers, accountants and securities professionals, which Client shall interview and approve in its discretion, to prepare corporate documentation and quotation applications, provide advice and representation to Client, and otherwise represent and assist Client in obtaining such quotation. In addition, GPT will request the legal opinion letter from a licensed securities attorney and the state registration that allows for nonrestrictive legend at the close of the Nevada State registered offering; as required under rule 504 and at the completion of the offering as required per SEC and FINRA rules.

- **Compliance**. During the period (the "**Compliance Period**") beginning on the Effectiveness Date for registration statement filed under the Securities Act or the date of effectiveness of a registration statement filed under the Exchange Act, as the case may be, and ending eighteen (18) months thereafter the Client shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. PCMS will provide regulatory compliance services to Client for purposes of Client complying with Section 13, Section 14, Section 15 and Section 16 of the Exchange Act for twelve (12) months after the earlier of the Effectiveness Date for registration statement filed under the Securities Act or the date of effectiveness of a registration statement filed under the Exchange Act. Client authorizes PCMS to identify independent professional service providers such as lawyers, accountants, broker/dealers, and underwriters, which Client shall interview and approve in its discretion, to prepare corporate documentation and periodic reports, provide advice and representation of Client, and otherwise represent and assist Client in such compliance activity.

2. Client Duties. Client agrees to provide the Company with any information and documents as may be requested by the Company in connection with the services to be performed for Client. Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by the Company on behalf of Client. Client also expressly warrants that an accurate, accrual basis set of books will be maintained current and a complete financial package, with all adjustments, will be presented for audit on a timely basis. Clients warrants that a fiscal year will be selected, that accounting policies will be defined and articulated, and that a complete set of board meeting minutes, legal documents, stock and option issuance records will be maintained. Client agrees to pay Compensation to the Company as

provided in Section 3 of this Agreement. Client agrees to reserve 30% of the funds raised through either a Private Placement Offering or a direct public offering registered under the Securities Act as contemplated by this Agreement in trust for regulatory compliance services. Client agrees that during the period beginning on the Effective Date and ending eighteen (18) months after the earlier of the Effectiveness Date or the date of effectiveness of the registration statement under the Exchange Act as contemplated in Section 1, above, Client will not engage in any of the following acts (collectively, the "**Prohibited Acts**" and each a "**Prohibited Act**") without the express written consent of the Company:

- Issue or sale of any stock, warrant, option, convertible debt or other instrument giving any person the right to subscribe for or receive shares of any security issued by Client;
- Purchase, sale, or lease (whether as lessor or lessee) all or substantially all of the business or assets of Client as conducted or existed immediately prior to the Effective Date;
- Refrain from carrying on Client's business consistent with the manner in which such business was conducted immediately prior to the Effective Date;
- Enter into a merger, consolidation, or other combination, or entry into any partnership, joint venture, or other joint enterprise with any person;
- Register shares of Client's common stock pursuant to a registration statement on Form S-8, and if shares are so registered, issue more than 5% of Client's outstanding common stock pursuant to such registration statement; or
- Make any public statement or press release regarding any matter or advise any person about the scope and nature of the engagement of the Company, including any general announcement of an offering of its securities.

3. Compensation. Client shall pay the Company pursuant to this Section 3 and **Exhibit A** attached hereto and incorporated herein by this reference and made a part hereof. Such compensation shall consist of the following:

a. Client shall pay $120,000 (the "**Initial Cash Compensation**") and issue 1,250,000 restricted shares of Client's common stock (the "**Stock Compensation**") to the Company. A portion of the Initial Cash Compensation as provided in **Exhibit A** and all of the Stock Compensation is non-refundable. The Initial Cash Compensation shall be paid in installments as set forth in **Exhibit A.** The Stock Compensation is due and payable as of the Effective Date, and the Client shall issue the Stock Compensation to the Company on a date no later than the Review Completion Date. Client understands that this contract has been discounted by $595,000 because of the Stock Compensation that the Company is receiving. It is understood that these contracts (not including Compliance) take as much as 1,600 hours or more to perform and the Company's normal hourly rate of $425.00 per hour (the "**Hourly Rate**") has been discounted substantially.

General Payment Terms: Please Initial: SM / MEP **; Please Date:** 10/22/09

Client agrees to allow the Company to automatically draft their account using Client credit card #:

3715 520817 71017 Date card Expires: 02/11

Type: Amex, MasterCard, Visa, Discover

Please include card's security code as found on back (3 or 4 digits) 9203.

Card will be charged on the 22nd of each month.

b. On the Effectiveness Date, Client agrees to pay to PCMS the sum of $1,000 (the "**Continuing Cash Compensation**") for services to be provided by PCMS for regulatory compliance services during the twelve (12) month period following such date. The Continuing Cash Compensation shall be paid in installments as set forth in **Exhibit A**.

c. If, as provided by Section 1 hereof, (i) the review and analysis is not completed on or prior to the Review Completion Date; (ii) the Stock Compensation is not issued to the Company on or prior to the Review Completion Date; (iii) the seed capital and/or founders round offering is not completed on or prior to the Founding Completion Date; (iv) the Regulation D Offering is not completed on or prior to the Reg D Completion Date; (v) a registration statement under the Exchange Act is not filed on or prior to the Filing Date; (vi) a registration statement filed under

the Exchange Act does not become effective within sixty (60) days after such filing; (vii) a listing or quotation, as applicable, is not obtained on or prior to the Trading Date; (viii) the Client does not return correctly executed documents on or prior to the Document Execution Date(s) (as defined in Section 5 hereof) (ix) the Client commits a Prohibited Act (as defined in Section 2 hereof); (x) the Client is not timely in filing with the SEC any reports required to be filed pursuant to the Exchange Act or the Client terminates its status as an issuer required by the Exchange Act to file reports thereunder during the Compliance Period; or (xi) at anytime after the Trading Date, the Securities are not listed or quoted, or are suspended from trading on any Trading Market for a period of three (3) consecutive days on which the Trading Market on which the Securities are traded is open and available to trade the Securities (provided the Client shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Securities on another Trading Market) (any such failure or breach as described in clauses (i) through (xi) being referred to as an "**Event**," and for purposes of clauses (i) through (x) the date on which such Event occurs, or for purposes of clause (xi) the date on which such three (3) day period is exceeded, being referred to as an "**Event Date**"); then (X) for any such failure or breach as described in clauses (i) through (x) the Client shall pay in cash all unpaid Hourly Billing (as hereafter defined) as of such Event Date, and (Y) for any such failure or breach as described in clause (xi) the Client shall pay in cash the greater of all unpaid Hourly Billing as of such Eevent date or the market value on such Event Date of such portion of the Stock Compensation owned by and/or required to be issued to the Company. Client understands that in addition to the payment required under this Section 3(c), the Company has the right to be issued and retain the nonrefundable Stock Compensation. "**Hourly Billing**" means one or more bills, invoices or statements issued (or to be issued) by the Company to the Client at the Hourly Rate multiplied by the number of hours and/or fraction thereof for all services provided under this Agreement; provided however, that Hourly Billing shall not exceed $50,000.

d. As partial relief for the damages to the Company by reason of the occurrence of any Event (which remedy shall not be exclusive of any other remedies available at law or in equity), the Client shall pay to the Company, as liquidated damages and not as a penalty, for each day that an Event has occurred and is continuing, an amount in cash equal to the Hourly Rate.

e. For purposes of this Section 3, the Hourly Billing provided for in Section 3(c) and the amount provided for in Section 3(d) shall be immediately due and payable without demand on the Event Date. In the event the Client fails to make any payments pursuant to Sections 3(c) and this Section 3(e) in a timely manner, such payments shall be subject to a late fee from the Event Date to the date of payment at the rate and in the manner provided for in Section 10 hereof.

f. In the event that Client requests and the Company provides services ("**Additional Services**") outside of the scope of the services to be provided under this Agreement, Client will pay the Company at the Hourly Rate for the number of hours and/or fraction thereof that the Company spends providing such services. The Company will identify services as Additional Services prior to providing such services.

4. Other Expenses. The compensation in Section 3 does not include any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses, all of which must be paid directly by the Client. The Company will identify such fees in a timely manner so that the Client may review and approve the same. Client must issue checks in full payment of these fees, payable to the appropriate payee, in the appropriate amount, and return the checks to the Company along with the executed documents. The Company is not responsible for printing, overnight mail costs, accounting fees or other out of pocket expenses. The Company will list such expenses in the correspondence to client for payment as aforementioned. The Company will authorize lawyers and accountants (other than auditors) with whom it has negotiated fee structures to extend the benefit of such structures to Client and Client hereby authorizes the Company to pay such fees on behalf of Client out of the Cash Compensation. Client is responsible for obtaining its own audited financial statements associated with the services described above, and Client will pay all auditing fees directly to the Client's auditors. A list of actual and estimated other expenses is set forth in **Exhibit A**.

5. Timely Document Review by Client. If documents are not returned to the Company, correctly executed and with proper payment as indicated by the correspondence referred to in Section 4 hereof, on a date (the "**Document Execution Date**") no later than ten (10) following the submission of such documents to the Client, the Company will not guarantee that the documents will receive priority treatment upon their return. Documents which are not returned as provided in this

Section 5 on or before the Document Execution Date may require revisions which will be billed to the Client at the then current hourly rate of the professional service provider involved, which may be $350.00 or more per hour. Furthermore, some State agencies do not accept documents which have been signed and/or notarized after the Document Execution Date and such documents will require revisions.

6. **Certain Circumstances.** The Company and Client assume no responsibility for any occurrences beyond its control, including but not limited to Federal and State filing backlogs or agency computer breakdowns, which may result in processing delays. The Company cannot guarantee that any registration statement will be declared effective by the SEC or otherwise become effective or that the Client will obtain a listing or quotation for the Securities; however, in the event that the failure to obtain effectiveness or a listing or quotation is directly attributable to an error or oversight on the part of the Company, the Company will use its best efforts to resolve the problem at no additional expense to Client. In no event will the Company be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of the Company.

7. **Indemnification.** Client hereby agrees to indemnify and hold harmless the Company, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by relating to, based upon or arising out of the services pursuant to this Agreement so long as the Company has not committed intentional or willful misconduct, nor acted with gross negligence, in connection with the services which form the claim for indemnification. This paragraph shall survive the expiration or termination of this Agreement.

If the Company has committed intentional or willful misconduct or acted with gross negligence, the Company hereby agrees to indemnify and hold harmless the Client, its partners, employees, agents, representatives, assigns, and controlling persons (and other officers, directors, employees, agents, representatives, assigns and controlling persons) from any and all losses, claims, damages, liabilities, costs, and expenses (and all other actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which it is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising the action to be taken by the Client pursuant to this Agreement so long as the Client has not committed intentional or willful misconduct, nor acted with gross negligence in connection with the actions which form the claim for indemnification.

Please Initial: SWA | WFA Client also expressly indemnifies the Company for any future liabilities, either administrative, civil, or criminal related to the intentional misuse by Client or its assigns of any and all documentation that is provided to Client by the Company pursuant to this Agreement.

Please Initial: SWA | WFA Client hereby further agrees to indemnify the Company against any action, suit, claim or proceeding, whether civil, criminal or administrative, and against any fine, cost, levy, expense, judgment or award arising therefrom (collectively a "Claim"), in which the Company may be involved (whether as a witness or a party) as a result of any application or document filed or processed by the Company, on the Client's behalf, which contains any false or misleading statement or omission of material fact or which, other than through negligence or intentional misconduct of the Company, violates any statute, rule or order of any Federal, state or self-regulatory authority. Client agrees that the Company shall have no responsibility to verify the accuracy or adequacy of any statement, document, fact or information provided to the Company by Client or Client's attorney, accountant, representative or agents.

8. **Independent Contractor Status.** The Company shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Company shall have no authority to act for, represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

9. Additional Services. Client understands and acknowledges by the acceptance of this Agreement that any and all services requested by the Client and identified by the Company as outside the direct scope of the documents listed in Section 1 above shall be billed to Client by the Company at $425 per hour. Such services specifically include, but are not limited to, services required as a result of Client's strategic reconfigurations of its offering subsequent to the execution of this Agreement and subsequent to initial information provided to the Company by Client.

10. Late Fees. Any Company bill, invoice or statement not paid by the Client on or before the earlier of (30) days of such billing or the Event Date (as defined in Section 3(d) hereof) shall be charged a late fee of 1.5% per month (prorated for partial months) until paid in full. The Company reserves the right to use any and all means of collection available under applicable law to collect any amount past due.

11. Termination. Prior to the Filing Date, the Client may terminate this Agreement without cause by providing the Company with forty-five (45) days prior written notice of such termination. All Termination fees will be waived until $200,000 in self distributed stock is raised in Founders Round or seed capital round. Once these funds are raised all termination fees for any cancellation will be renewed and the paying in cash all unpaid Hourly Billing and a termination fee of $150,000 will be reengaged. The Client may not terminate this Agreement after the filing.
Please Initial Sm | WFA

The Company may terminate this Agreement by providing the Client with ten (10) days prior written notice at any time after the occurrence of an Event (as defined in Section 3(c) hereof), unless Client has cured within that time. Client understands that part of the Cash Compensation as provided in **Exhibit A** and all of the Stock Compensation is non-refundable even in the event of termination.

12. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

13. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by the Company to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

14. Agreement Binding. This Agreement shall be binding upon the successors and permitted assigns of the parties hereto. Neither party shall assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of the other party.

15. Attorney's Fees. In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

16. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

17. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

18. No Legal Advice. Client further agrees and understands that although documents and filings prepared by the Company are reviewed by its General Counsel or other legal officer, the Company has not and does not render legal advice or offer legal assistance. All requests for legal advice by Client will be referred to legal counsel for a proper legal opinion.

Accordingly, no statements or representations by the Company should be construed to be legal advice, and the Company advises Client to always consult with own its attorney regarding the legalities of all investment offerings, registrations and filings.

19. <u>Post-Registration Responsibilities</u>. Client understands and acknowledges by the acceptance of this Agreement that all post-registration periodic or special reports are the responsibility of the Client unless otherwise agreed to in writing by the Company.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the Effective Date.

W.G. Chase, LLC, dba The Golf Agency
(Client Company Name)

(Officer's Signature)
Mr. Steve Abram & Mike Abram
(Officer's Printed name)
Managing Members
(Officer's Title)

GoPublicToday.com, Inc.

(Officer's Signature)

(Officer's Printed name)

(Officer's Title)

Public Company Management Services, Inc.

(Officer's Signature)

(Officer's Printed name)

(Officer's Title)

EXHIBIT A

FEES AND COSTS

PHASE I and II
MANAGEMENT CONSULTING SERVICES

Consulting Fee: Payable to GoPublicToday.com, Inc. ("GPT")

Client a) shall pay GPT the sum of $120,000 in monthly installments (the "**Initial Cash Compensation**") consisting of the following: i) $10,000 on the Effective Date of the Contract for Services (the "**Agreement**") to which this Exhibit A is attached; ii) $10,000 per month for the next ten (11) months of the Agreement; and iii) shall issue to GPT (or a company which controls or is controlled by or under common control with GPT) 1,250,000 restricted shares of Client's common stock (the "**Stock Compensation**") for management consulting services under the Agreement. All of the Cash Compensation and all of the Stock Compensation is nonrefundable.

PHASE III
REGULATORY COMPLIANCE SERVICES

Consulting Fee: Payable to Public Company Management Services, Inc. ("PCMS")

At such time as Client first becomes subject to the periodic and other reporting requirements of the Exchange Act, Client agrees to pay to PCMS the sum of $1,000 per month for 12 months once client is SEC effective (the "**Continuing Cash Compensation**") for services to be provided by PCMS under the Agreement during the first 12 months following such time. The Continuing Cash Compensation shall be paid in the following installments:

The Client on Average should invest $150k to become a fully reporting and publicly traded company. If the client uses more services then what is recommended - the below is to show those possibilities only.

Fees and Costs: Payable to PCMS

Client agrees to pay the following, and any other, actual costs as may result from time to time in execution of the services provided by PCMS:

Background Check			
Domestic – US	Per Person/Entity	$	1,000 – 5,000
International	Per Person/Entity	$	2,000 – 9,000
Always-On-Management™ (1)	Monthly ($250 per Month)	$	3,000
Transfer Agency Application and Point of Contact Work	Initial Filing	$	800
SEC File Preparation	Each Filing	$	100
Blue Sky Preparation (if not performed by an outside service provider)	Per State	$	1,500
Form 211 Development	Each Filing	$	8,000
Preparation of Response to SEC Comment Letter	Each Response	$	1,000 – 4,000
Registration Statement under the Exchange Act of 1934	Initial Filing	$	1,200
National Exchange – NYSE, Amex, Nasdaq	Listing Fees	$	****

(1) Fees and costs to maintain network (Internet and intranet) and other information technology services to seamlessly link Client's business functions to help create value, flexibility and efficiency. Includes specific solutions such as back-office intranet and other solutions, voice over Internet protocol (VOIP), conference calling, and enterprise intelligence solutions.

Fees and Costs: Payable to Others

Client agrees to pay all direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses. Neither GPT nor PCMS will be responsible for printing, overnight mail costs, accounting expenses, or legal fees associated with the services described above. GPT and PCMS will authorize lawyers and accountants (other than auditors) with whom it has negotiated fee structures to extend the benefit of such structures to Client and Client hereby authorizes GPT and PCMS to pay such fees on behalf of Client. Client will pay all auditing fees directly to the Public Company Accounting Oversight Board approved auditing firm which Client will retain to audit its financial statements. The following table lists an estimate of the types and amounts of fees that Client will incur during the period that GPT or PCMS are providing services:

Incorporation Costs and Filing Fees	If Applicable	$	900
Transfer Agency Fees	Initial Filing	$	600 to 800
Stock Certificate Proofs and Printing	Temporary and Permanent	$	2,100 – 3,100
CUSIP	Each Filing	$	130
Audit Coordinator	Initial Audit & Review	$	15,000
Audit Fees	Per Audit	$	25,000 – 35,000
Internal experienced bookkeeper/ accountant	Per Engagement	$	5,000 – 15,000
Engagement of Outside Counsel	As Incurred	$	10,000 – 25,000
Blue Sky Filing Fees Charged by States	Per State	$	250 – 1,000
Legal Opinion on Validity of Shares	Per Opinion	$	750 – 1,250
Registration Statement Fee Charged by SEC	Initial Filing	$	1,000
EDGAR Filing Fees	Per Submission	$	2,000 – 3,000
GPT or PCMS Outside Scope Of Work	If Applicable	$	10,000 – 25,000
Other Miscellaneous Costs	As Incurred	$	8,200

Client Will Allow:
Link business, operations and technology in a seamless process through our proprietary *Always-On Management*™ Solutions Combine business knowledge and broad IT capabilities to help clients create value, flexibility and time.
Wide Range of Specific Solutions, include: EIS-One (Enterprise Intelligence Solutions), GoToMeeting, Skype For Business, BigTime for Small Business, among others

advises Client to always consult with own its attorney regarding the legalities of all investment offerings, registrations and filings.

19. **Post-Registration Responsibilities.** Client understands and acknowledges by the acceptance of this Agreement that all post-registration periodic or special reports are the responsibility of the Client unless otherwise agreed to in writing by the Company.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the Effective Date.

W.G. Chase. LLC , dbaThe Golf Agency

MICHAEL F. ABRAM

Mr. Steve Abram & Mike Abram

Managing Members

GoPublicToday.com, Inc.

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Public Company Management Services, Inc.

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